Joint Venture Agreement
          GlobeTel Communications Corp., - VPN de Mexico, S.A. de C.V.
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                     AGREEMENT TO FORM JOINT VENTURE COMPANY

This JOINT VENTURE AGREEMENT (the "Agreement") is made and entered into as of this 26th day of January 2007 by and between GLOBETEL COMMUNICATIONS CORP., a Delaware corporation, with offices located at 9050 Pines Blvd., Suite 255, Pembroke Pines, Florida, United States of America ("GlobeTel"), and VPN DE MEXICO SA de CV, a company organized and existing under the laws of Mexico ("VPN") with offices located at Av. Reforma No. 2608 Col. Lomas Altas, C.P. 11950 Mexico D.F. (GlobeTel and VPN collective referred to as "the Parties" and individually as a "Party").

RECITALS:

A. GlobeTel is in the business of providing wireless broadband networks providing standards based connectivity and has rights to certain intellectual property in such regard.

B. VPN has capital to provide for the construction of wireless networks utilizing GlobeTel products and intellectual property, certain licenses necessary for the provision of telecommunications services in Mexico, and knowledge of the Mexican telecommunication's market.

C. The parties wish to enter into this Agreement to realize their mutual goals and objectives. NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. DEFINITIONS.
Capitalized terms used in this Agreement are defined throughout the Agreement. Terms not defined herein shall be given their plain English meaning; provided, however, that those terms, acronyms and phrases known in the computer software industry which are not defined shall be interpreted in accordance with their generally accepted industry meaning. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement.

2. THE PROJECT.

2.1 INITIAL NETWORK DEPLOYMENT. On June 7, 2006 the Parties entered into an Initial Network Installation Agreement (the "Initial Agreement") for the construction of a test Wireless Broadband Network, utilizing GlobeTel's HotZone technology (the Initial Network) consisting of a wireless telecommunications platform that combines the protocols of WiFi, WiMax and DECT (Voice) into a single operation, based on the initial characteristics and on the Road Map delivered by GlobeTel on January 25, 2007. The platform will provide both Broadband Internet Services and DECT voice service. Such platform will also allow the interface between the billing, network monitoring and customer service interface for the control and operation of a Metropolian RF (Radio Frequency) wireless network, being expressly understood by the Parties that the mentioned platform, billing, network monitoring and customer service interface may be substituted by a better, newer, broader and/or larger one, upon resolution of the Company's Board of Directors. The Parties hereby agree that all obligations of each of them under the Initial Agreement have been fully performed and satisfied.

                             Joint Venture Agreement
          GlobeTel Communications Corp., - VPN de Mexico, S.A. de C.V.
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2.2 ADDITIONAL NETWORK DEPLOYMENT. The Joint Venture entity itself, or any other
Qualifying Entity (the "Company") (Company shall mean any entity approved by the Parties in accordance with regulatory and financial needs) thereof, shall construct additional Wireless Broadband Networks similar to the Initial Network in Mexico (the "Project Networks") pursuant to the business plan developed by the Parties and attached hereto as Schedule 2.2 (the "Initial Plan"). Such network shall support the same services as the Initial Network. In Addition, the Parties expressly agree that the Project Networks viability and development will be determined at the discretion of the Board of Directors and/or the Shareholders as provided for herein;

2.3 FUNDING. The Parties shall provide to the Company the working capital necessary for the construction of the Project Networks and any other funds required for the operation of the business of such Project Networks proportionally to the Parties ownership in the Company in terms of Clause 3.1 below as agreed herein. The amount of such funding shall be set forth in the Initial Plan, the initial draft of which is attached hereto as Schedule 2.2 The Parties agree to cooperate in good faith and as quickly as practicable to agree upon a definitive business plan, and until that plan is finished the Initial Plan shall control.

A. In recognition of the development costs incurred by GlobeTel, GlobeTel shallsell the latest version of the HotZone technology and supporting equipment to the Company at cost plus [***] percent ([***]%). The foregoing on the understanding that such [***] percent ([***]%) shall be paid by the Company exclusively during the first [***] ([***]) months following the date of incorporation of the Company. For purposes hereof, cost shall mean: the cost shown in the invoice issued by the vendor of the equipment plus any taxes and/or expenses, directly related to the purchase of the equipment minus any credits and/or discounts granted by the vendor, directly related to the purchase of the equipment.

B. Any and all proposals for capital contributions of the parties must be approved by at least 80% (eighty percent) of the shareholders' of the Company, in a Shareholders' Meeting duly held and in accordance with Section 4.2, f),
(ix) of this Agreement.

2.4 GOVERNMENTAL APPROVALS. The Company will require certain licenses or Mexican Government Approvals to operate and provide the services contemplated by this Agreement and by the Initial Plan.

A. Licenses: VPN currently holds the following licenses or Mexican Government Approvals required by the Company:

1. Local;
2. Long Distance;
3. International Port; and,
4. Added Value Services.

                             Joint Venture Agreement
          GlobeTel Communications Corp., - VPN de Mexico, S.A. de C.V.
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B. VPN shall use its best to secure and maintain all relevant Mexican
Governmental Approvals needed from time to time in connection with the deployment, operation, ownership and maintenance of the Project Networks and in connection with the delivery of the Project Networks' services to subscribers, on the understanding that VPN will not be obligated to obtain any further Mexican Governmental Approvals in addition to those it currently holds. In order for the Company to operate and provide the services described herein VPN shall appoint the Company as its exclusive agent for the rendering of such specific services, in terms of that such Agency Agreement and its amendments, if any, in the form of Annex 1 hereto, related to the licenses set forth in 2.4 A above and to the Project Networks. Such Agency Agreement and its amendments, if any, shall be in effect until such time that the Company obtains its own licenses, provided that in the event that the Company obtains its own licenses, VPN will not render, by itself nor through any third party, services using DECT or HotZone technology, as defined in Clause 2.1 above. VPN agrees to make its best to maintain such licenses so that they are current and valid for use by the Company. VPN agrees and will make its best for the licenses described in paragraph A 1, 2 and 3 above be available to assure the continuation of operations and rendering of the services of the Company without interruption until the Company owns its licenses.

C. For purposes hereof, "Mexican Governmental Approval" means any authorization, consent, approval, license, concession, ruling, permit, certification, exemption or registration by or with any Mexican Governmental Authority, and "Mexican Governmental Authority" means any Mexican executive, judicial, legislative, administrative or other federal, national, state, municipal or local governmental authority, ministry, department, agency, office, organization or authority.

2.5 LICENSES FOR THE USE OF RADIO-FREQUENCIES. All licenses for the commercial use of radio-frequencies required for the operation of the Projects Networks are granted by the Mexican Ministry of Communications and Transportation only through public bidding processes. The Parties acknowledge that at the time of executing this Agreement VPN does not own any rights or licenses for the use of the radio-frequencies that may be required for the operation of certain services to be provided by the Company. Therefore, the Company will participate in any bidding process for the acquisition of the required radiofrequencies. In the event that the Company does not meet the governmental requirements, then VPN may, at its own discretion, participate in bidding processes called by the Mexican Ministry of Communications and Transportation, in order to obtain the necessary licenses for the use of radio-frequencies by the Project Networks. All costs and expenses associated with the Company is participation in the so called bidding processes, including the actual bidding price for frequencies, will be paid by the Company. All costs and expenses associated with VPN is participation in the so called bidding processes, including the actual bidding price for frequencies, will be paid by VPN. Due to the fact that, as mentioned above, the licenses for the commercial use of radio-frequencies are granted only through public bidding processes, the Parties expressly agree and recognize that VPN will not be liable or hold responsible in the event VPN is not awarded with the licenses for the commercial use of radio-frequencies required for the operation of the Project Networks. Finally, the Parties expressly agree that in the event VPN is awarded with any such licenses for the commercial use of radio-frequencies required for the operation of the Project Networks, such licenses shall be of the exclusive property of VPN, but VPN shall grant the Company the exclusive right to use such licenses and shall keep such licenses current and valid for use, for as long as the Project Networks remain in operation or until such time that the Company obtains its own such licenses.


                             Joint Venture Agreement
          GlobeTel Communications Corp., - VPN de Mexico, S.A. de C.V.
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Notwithstanding the forgoing the Company may obtain the licenses required by the
Project Networks or its use by any other legal means.

2.6 The Company shall be the exclusive agent of VPN for the provision of the services of the Project Networks and/or of other networks as approved by the Company's Board of Directors, in terms of the Agency Agreement attached hereto as Annex 1, or any such other agency agreement approved by the Board of Directors.

2.7 The Company will utilize the Project Networks or any other network equipped and/or owned by the Company or any other network approved in writing by the Board of Directors or the Management of the Company to render the services. Notwithstanding the above, the Company will seek to use the other networks and facilities of the Parties to the extent that the Board of Directors or Management of the Company determines that the use of such networks or facilities is in the best interest of the Company.

2.8 GlobeTel may deploy networks in other parts of the world, and this Agreement only applies to the deployment of the networks in Mexico. Nothing herein shall be construed as giving VPN rights to deploy any products similar in a degree of confusion or equal to those of GlobeTel or its affiliates, for rendering exactly the same services as provided herein, without the cooperation of GlobeTel. Nothing herein shall be construed as giving GlobeTel rights to deploy in Mexico any products of GlobeTel or its affiliates (including, but not limited to, HotZone technology), except as provided herein, without the cooperation of VPN, unless the business, commercial, corporate or any other kind of relationship between GlobeTel and VPN has definitively and irrevocably come to its end, or in the event that VPN expresses in writing not to have interest in such product, in which case GlobeTel will be entitled to deploy it by itself and/or with any third party. GlobeTel or VPN may not deploy any wireless network in Mexico providing DECT connectivity other than the Project Networks. The parties also expressly agree that the deployment of the Project Networks will be carried out exclusively using VPN's VOIP infrastructure, or any such other infrastructure as the Board of Directors may decide in a duly Board of Directors' Meeting.

3. JOINT VENTURE ARRANGEMENTS.

3.1 JOINT VENTURE COMPANY. The parties expect to structure the Company as follows: Both Parties shall establish the Company that fulfills with regulatory, tax and financial needs. The Company will be incorporated in accordance with Mexican Laws, under the form of a "Sociedad Anonima de Capital Variable". Upon initial funding being made under Section 2.3 as set forth in the initial business plan (Schedule 2.2) (the "Funding Date"), each party shall receive the share certificates evidencing each party's ownership in the Company. In the case of VPN such ownership shall be 51% of the equity of the Company and in the case of GlobeTel such ownership shall be 49% of the equity of the Company.


                             Joint Venture Agreement
          GlobeTel Communications Corp., - VPN de Mexico, S.A. de C.V.
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3.2 GlobeTel and VPN shall jointly nominate (and may remove and replace) the general director of the Company from time to time.

3.3 EMPLOYEES. Company will have its own administrative and operative structure in accordance with the Business Plan. The general director will be the responsible to execute the Business Plan and will report directly to the Board of Directors.

3.4 FINANCIAL STATEMENTS. The parties shall agree on the appointment of an internationally recognized firm of accountants (the "Independent Accountant"), which shall audit the results of operations of Company.

The Company shall maintain books and records in its normal course of business and according to Generally Accepted Accounting Principles.

3.5 PROFIT SHARING; DISTRIBUTIONS. The Company shall make distributions out of cash funds in excess of the foreseeable needs of the Company ("Distributable Cash") in such amounts as the shareholders meeting of the Company shall determine. All such distributions of Distributable Cash shall be shared between GlobeTel and VPN as per their proportionate ownership. Such profits may be distributed on the basis and upon the preparation of the accounts of the Company reviewed by the Independent Accountant.

3.7 LEGAL COSTS AND EXPENSES. All legal fees, costs and expenses derived from the execution of this Agreement, including without limitation, the obtaining of all necessary Mexican Governmental Approvals by the Company, and derived from any and all third party claims, liabilities, damages, suits, judgments, costs, and expenses (including, reasonable attorney's fees), incurred as a result of (a) the actions of each party relating to this Agreement and the performance of the Project Networks and the duties set forth herein; (b) the breach of any of the provisions hereof by the respective parties; (c) any claims by third parties or government agencies arising out of or in connection with any breach or allegation by any third party or any breach of the provisions hereof by the respective parties; (d) any claims by third parties based upon any representations or warranties arising out of or in connection with the respective products or services, representations, or artwork of the parties, or upon alleged patent, trademark or copyright infringement or unfair competition in connection with the respective products or services or representations of the parties, by reason of this Agreement; (e) acts or omissions of any firm employed by the respective parties to perform any portion of the Project, duties or obligations contained herein; and (f) product liability or other personal injury claims which may be asserted against the respective goods or services, shall be exclusively borne by the Company. This Section 3.7 shall survive the termination of this Agreement.

3.8 DOCUMENTATION AND/OR INFORMATION. The Parties will, and will cause each of its corresponding subsidiaries and/or affiliates, to furnish the other Party upon such Party's written request, with all the necessary and reasonable documentation and/or information related directly to the services and equipment associated with the Project and with the Project Networks, as such other Party deems necessary, to verify, including but not limited to, its financial, commercial and corporate condition. The requested Party shall deliver to the requesting Party the documentation and/or information so requested within the next ten (10) calendar days following the other Party's written request.


                             Joint Venture Agreement
          GlobeTel Communications Corp., - VPN de Mexico, S.A. de C.V.
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4. CORPORATE GOVERNANCE.

4.1 GENERAL.
(a) The Company and the business of the Company shall be managed in accordance with applicable law, such entity's constitutive documents, this Agreement and any other document executed by the Parties in connection with the Project and/or the Project Networks.

(b) In the event that at any time, for any legal and/or regulatory requirement, any Governmental Authority requests to modify (i) any agreement provided herein,
(ii) the constitutive documents or (iii) any other document related to the Project or the Project Networks, then the Parties hereby will take all the necessary actions for the Company to be managed in accordance with the provisions of this Agreement, the constitutive documents and any other related document, and the Parties will execute any documents required to achieve such purposes.

4.2 THE BOARD. Promptly after the Funding Date, each of GlobeTel and VPN shall use all reasonable endeavours (so far as possible under applicable law) to cause:

(a) the board of directors of the Company to consist of five directors, two of whom shall be designated or nominated by GlobeTel (the "GlobeTel Directors") and three of whom shall be designated or nominated by VPN (the "VPN Directors");

(b) the GlobeTel Directors and the VPN Directors to be removed and/or replaced from the board only pursuant to the instructions of GlobeTel and VPN, respectively;

(c) in the event of a GlobeTel Director or VPN Director resigning or being removed pursuant to the preceding sub-clause (b), the vacancy to be filled only by a person nominated by GlobeTel or VPN, respectively;

(d) the board will be required to meet at least once every three months; the parties agree that attendance at such meetings by means of a telephone or video link that allows persons so attending to hear, and be heard by, those physically present shall constitute valid attendance as long as the agreements taken in such meeting are later confirmed by signing the minute of such meeting;

(e) the board to approve all decisions or resolutions and grant consents only at a duly constituted meeting (for which the requisite quorum shall be four out of five directors) and by a vote passed with a majority of at least three out of five of the members of the board;

The foregoing on the understanding that none of the following matters to be pursued by the Company without the prior approval of al least four of the five members of the Board of Directors:

i. all expenses above US$10,000.00 (Ten Thousand Dollars) and not included in the Initial Plan;

                             Joint Venture Agreement
          GlobeTel Communications Corp., - VPN de Mexico, S.A. de C.V.
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ii. the early termination of this Agreement, due to, among others, the failure of the Company to obtain the licenses for the commercial use of radio-frequencies, and the Company is not able to operate the Project Networks, the Project's non viability, etc,;

iii. the infrastructure to be used in the deployment of Project Networks in substitution of VPN's VOIP infrastructure;

iv. approval of the business plan;

v. granting of any guaranty, outside the ordinary course of business;

vi. selling or acquisition of any software related to the services provided by the Company;

vii. any decision related to the technology used by the Company and related to services that the Company provides;

viii. incur any debt not contemplated in the approved Business Plan.

ix. appointment and/or removal of the Chief Executive Officer, the General Director or Managing Director.

x. sell or purchase assets of the Company not contemplated in the approved Business Plan;

xi. entering into a business activity outside the normal scope of the Company's current business; and,

xii. change vendors of services, products, infrastructure or technology, related to the services provided by the Company.

(f) none of the following matters to be pursued by the Company without the prior approval of 80% of the shareholders:

(i.) any amendment to the charter, articles or other constitutive documents of the Company;

(ii.) any merger, consolidation, recapitalization, reorganization, spin-off, or other business combination involving the Company;

(iii.) the acquisition of the assets or stock of any other business or company, or entering into any partnership, joint venture, syndicate, pool, profit-sharing or royalty agreement or other combination, whereby its income or profits are, or might be shared with any other Person ("Person" means and includes any individual, partnership, joint venture, corporation, sociedad anonima, sociedad anonima de capital variable, sociedad mercantil, trust, limited liability company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity), or into any management contract or similar arrangement whereby its business or operations are managed by another Person, or enter into any management contract or similar arrangement, other than explicitly provided for in the Initial Plan;

(iv) any voluntary liquidation, administration, bankruptcy, suspension of payments, composition, arrangement or general assignment for the benefit of creditors or any other similar matter involving the Company;

(v) the declaration or payment of any dividend or other distribution by the Company;

(vi) any increase, decrease or other modification of the equity capital or the authorization, issuance, repurchase or redemption of any equity securities or securities convertible into or exchangeable for such securities by the Company;

                             Joint Venture Agreement
          GlobeTel Communications Corp., - VPN de Mexico, S.A. de C.V.
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(vii) any grant or waiver of pre-emptive rights with respect to any equity security of the Company or securities exchangeable or convertible into such shares or securities;

(viii) the establishment or incorporation of any entity in which more than 20% of the equity interest is owned directly or indirectly by the Company;

(ix) capital contributions of the Parties;

(x) the use by any of the Parties of any Intellectual Property (as such term is defined herein below) developed in connection with the Project Networks;

(x) any material change in the nature of the business operations of the Company; and,

(xi) the early dissolution and liquidation of the Company.

(g) in connection with any matter which, under the laws of Mexico, is required to be approved by the equity interest holders of the Company, any duly convened meeting of such holders (for which the requisite quorum shall be holders holding in aggregate all voting interests) the approval of all decisions or resolutions and the grant of all consents only by the unanimous vote of (or after receiving the unanimous approval of) all the holders of all such equity interests.

5. PROJECT MANAGEMENT.

5.1 Bank Accounts. The Company shall maintain one or more bank accounts as approved from time to time by the Board of Directors , in which shall be deposited the Company's capital contributions and other cash receipts and from which Company's expenses shall be paid.

5.2 Books and Records. The Company's books of account and all securities, papers, minute books, etc., shall be kept at the offices of the Company or at such other place or places as shall be approved in advance by its board of directors (or equivalent governing body) or as established by applicable law.

6. TRANSFER RESTRICTIONS.

6.1 TRANSFERS. The provisions of this Section 6 apply in relation to any Transfer, or proposed Transfer, of Shares in the Company (whether ordinary shares or preferred shares, the "Shares") or any interest in those Shares. For purposes hereof:

 (a) "Change of Control" means, with respect to any party or any Controlling Person of such party, (i) the sale or other disposition of a Controlling Interest in such party or Controlling Person, in one or a series of related transactions, to any person or persons (other than a Controlling Person of such party or any Subsidiary of such Controlling Person), (ii) the merger or consolidation of such party or Controlling Person with or into another person or the merger of another person into such party or Controlling Person with the effect that any person or persons other than the existing equity holders of such party or Controlling Person prior to such transaction own or control a Controlling Interest in the person surviving such merger, or the person resulting from such consolidation or (iii) the liquidation or dissolution of such party or Controlling Person.

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          GlobeTel Communications Corp., - VPN de Mexico, S.A. de C.V.
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(b) "Controlling Interest" means the ownership or control, direct or indirect, of more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of a person or more than fifty percent (50%) of the partnership or other ownership interest therein (other than as a limited partner of such person).

(c) "Controlling Person" means, with respect to any person (other than a natural person), any other person which has a Controlling Interest in such person.

(d) "Encumbrance" means any mortgage, pledge, lien, charge, assignment, hypothecation, adverse claim, levy, conditional sale contract, title retention contract or any other agreement or arrangement which has the same or a similar effect to grant any of the foregoing.

(e) "Third Party" means a person that is not a party hereto (or an affiliate thereof).

(f) "Shares" means any security evidencing an equity interest in the Company.

(g) "Transfer" means any direct or indirect sale, exchange, transfer (including, without limitation, any transfer by donation or operation of law, or any transfer of an economic interest in any derivative security), assignment, distribution or other disposition, or issuance or creation of any option or any voting proxy, voting trust or other voting agreement in respect of any person or instrument (including, without limitation, any of the securities), whether in a single transaction or a series of related transactions, including without limitation, (a) the direct or indirect enforcement or foreclosure of any Encumbrance or (b) any Change of Control.

6.2 RIGHT OF FIRST REFUSAL. (a) If a Party (the "Seller") proposes to Transfer any Shares to a Third Party, it may do so only in a Transfer for cash consideration for all its Shares and the Seller shall first provide the other Party (the "Continuing Shareholder") with a notice of its intent to transfer such Shares (specifying, with respect to such proposed Transfer, the name of the proposed transferee (the "Transferee"), the number of Shares (being all the Shares held by the Seller) and the purchase price per Share (the "Seller's Notice") and, for 60 calendar days following the receipt of such notice, the Continuing Shareholder shall have the exclusive option to deliver a reply notice (the "Reply Notice") to the Seller setting forth the irrevocable election of the Continuing Shareholder to require the Seller to Transfer to the Continuing Shareholder (or its designee) all (and not only part) of such Shares at least at the same terms and conditions so offered to the Transferee, including without limitation, price per Share, terms, payments, etc.

(b) If there has been a timely delivery of a Reply Notice pursuant to sub-clause
(a) above, then the sale of the Shares shall close at a time and place reasonably acceptable to the Seller and the Continuing Shareholder; provided that such closing shall not occur more than 10 calendar days after the receipt of all necessary Mexican Governmental Approvals (or if no such approvals are necessary, such closing shall not occur more than 20 calendar days after the date of the Reply Notice). At such closing, the Continuing Shareholder will deliver to the Seller the consideration for such Shares in immediately available funds and the Seller shall deliver to the Continuing Shareholder the relevant Shares, and all other documents required to effect the sale of such Shares, free of any Encumbrances.

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          GlobeTel Communications Corp., - VPN de Mexico, S.A. de C.V.
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(c) Subject to Section 6.3, if the Continuing Shareholder does not timely deliver a Reply Notice, the Seller may Transfer its Shares to the Transferee at not less than the price per Share (as stated in the Seller's Notice) provided that the Transfer is completed within 90 calendar days after expiration of the 60-day period within which the Continuing Shareholder may deliver a Reply Notice. Any proposed sale of such Shares following such 90-day period shall be subject to the procedures of this Article 6.

6.3 TAG-ALONG RIGHTS. (a) In addition to its right of first refusal under
Section 6.2, each party shall have, during the 60 calendar days following the receipt of the Seller's Notice, the option to deliver a reply notice to the Seller (a "Tag-Along Notice") setting forth the irrevocable election of the Continuing Shareholder to require the Seller to include in such proposed sale (at the purchase price per Share specified in the Seller's Notice) all (and not only part) of the Shares held by the Continuing Shareholder, and the Seller shall not consummate such sale unless all such Shares held by the Continuing Shareholder are included in such sale.

(b) If there has been a timely election by the Continuing Shareholder to sell its Shares pursuant to the election contemplated by sub-clause (a) above, then the Seller shall arrange for the cash consideration to be paid by the Transferee pursuant to such Transfer to be transferred directly to the Continuing Shareholder upon delivery by the Continuing Shareholder of such Shares being sold. In the event the Seller or the Continuing Shareholder either fails to deliver its Shares or breaches any representations, warranties or pre-closing covenants as may be reasonably required by the Transferee and such breach results in the non-satisfaction of a condition to the closing of such sale which the Transferee does not waive, then (i) any non-breaching party shall be free to sell its Shares to the Transferee without liability to the breaching party, (ii) the breaching party shall be liable for (and shall hold any non-breaching party harmless with respect to) such breach and (iii) any sale shall not limit or waive in any respect any claim, right or cause of action that any non-breaching party may have against the breaching party in respect of such breach.

(c) Subject to this Section 6.3 if the Continuing Shareholder does not timely deliver a Tag-Along Notice, the Seller may Transfer all its Shares to the Transferee at not less than the price per Share (as stated in the Seller's Notice) provided that the Transfer is completed within 90 calendar days after the Continuing Shareholder does not elect to exercise its tag-along rights. Any proposed sale of such Shares following such 90-day period shall be subject to the procedures of this Article 6.

6.4 NO BENEFIT. For the avoidance of doubt, no Third Party (including any Transferee) shall have any rights under this Agreement.


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          GlobeTel Communications Corp., - VPN de Mexico, S.A. de C.V.
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7. INTELLECTUAL PROPERTY.

7.1 OWNERSHIP OF INTELLECTUAL PROPERTY.

A. For the avoidance of doubt, GlobeTel and VPN (or its affiliates or its or their providers) each separately own all right, title, and interest in their Intellectual Property (IP) used in connection with the Project. The Company shall have all rights or interest in any Intellectual Property, including the Project Networks (but not the separate IP of either GlobeTel of VPN contained therein), developed in connection with and/or arising out of the Project as may be expressly agreed in writing by the Parties or their affiliates. The Parties further agree that they shall not, unless approved in writing by the Shareholders' Meeting of the Company (i) use, copy, modify, create any derivative work of, or include in any other products any Intellectual Property developed in connection with the Project or any portion thereof or (ii) reverse assemble, decompile, reverse engineer or otherwise attempt to derive source code (or the underlying ideas, algorithms, structure or organization) from any such Intellectual Property. Any Intellectual Property developed specifically for the Project Networks and for its exclusive use, including without limitation, any other project that the Company shall have, shall be the property of the Company (or its designated affiliate). Accordingly, the Company must execute such documents, render such assistance, and take such other action as the Parties deem necessary to apply for, register, perfect, confirm, and protect Company's ownership rights, and the Company shall have the exclusive right to apply for or register any patents, mask work rights, copyrights, and such other proprietary protections with respect thereto.

B. For purposes hereof, "Intellectual Property" means any intellectual property or proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in and to:
(i) copyrights, trademarks and pending trademark applications, trade dress, service marks, certification marks, logos, trade names, brand names, corporate names, assumed names, business names and domain names; (ii) issued patents and pending patent applications, utility models, industrial designs, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights, inventions, invention disclosures, discoveries and improvements, whether patentable or not; (iii) works of authorship; (iv) trade secrets, business, technical and know-how information, non-public information and confidential information and rights to limit the use or disclosure thereof by any person; and (v) computer software, data files, source and object codes, user interfaces, manuals, databases and other specifications and documentation (collectively, "Software").

7.2 GLOBETEL MARKS. GlobeTel may elect to license the use of its trademarks, trade names and branding to the Company in accordance with GlobeTel's international practice from time to time.

7.3 VPN MARKS. VPN may elect to license the use of its trademarks, trade names and branding to the Company in accordance with VPN's international practice from time to time.

8. CONFIDENTIALITY; PUBLICITY.


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8.1 NON-DISCLOSURE. Unless otherwise agreed to in writing by the parties, each of the Parties agrees to, and agrees to cause its respective affiliates, accountants, attorneys, consultants and all other representatives to, keep and hold in confidence and not use to the detriment of the other party or its affiliates, this Agreement and any information acquired pursuant to this Agreement or in connection with any of the transactions contemplated hereby, including the business of the joint venture contemplated hereby, unless such information is: (a) publicly available; (b) necessary in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby; (c) otherwise required to be disclosed by any Governmental Authority (including tax authorities), stock exchange, self-regulatory organization or applicable law; (d) disclosed to the professional advisers of such Party who are informed of this confidentiality undertaking; or (e) disclosed in connection with an assignment permitted hereunder.

8.2 RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION. Upon written demand by a Party (the "Disclosing Party"), that has disclosed proprietary confidential information pursuant to this Agreement and in any event upon termination of this Agreement, the Party receiving such information (the "Receiving Party") shall:
(i) cease using such confidential information; (ii) return such confidential information and all copies, notes or extracts thereof to the Disclosing Party within seven (7) days of receipt of demand; and (iii) upon request of the Disclosing Party, certify in writing that the Receiving Party has complied with the obligations set forth in this paragraph.

8.3 PUBLICITY. The Parties may by mutual consent agree to issue a joint press release describing the collaboration of the Parties. The Parties shall also consult regularly during the term of the Agreement and issue, as and when appropriate, such further press releases and/or other publicity materials as may be appropriate. The contents of any press releases issued by the Parties shall be subject to the approval of each Party, which approval shall not be unreasonably withheld or delayed.

9. REPRESENTATIONS AND WARRANTIES.

9.1 VPN'S REPRESENTATIONS AND WARRANTIES. VPN represents and warrants to GlobeTel as follows:

(a) VPN has all requisite right, power and authority and full legal capacity to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by VPN of this Agreement, and the consummation by VPN of the transactions contemplated hereby, have been duly authorized by VPN, and no other proceedings (corporate or otherwise) on the part of VPN are necessary to authorize the execution and delivery by VPN of this Agreement or the consummation by VPN of the transactions contemplated hereby;

(b) this Agreement has been duly executed and delivered by VPN and (assuming due and valid authorization, execution and delivery hereof by GlobeTel) is a valid and binding obligation of VPN, enforceable against VPN in accordance with its terms, and, when executed and delivered (and assuming due and valid authorization, execution and delivery thereof by GlobeTel) will constitute a valid and binding obligation of VPN enforceable against VPN in accordance with its terms except enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally;


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(c) it has sufficient capital to meet its financial and other obligations hereunder and no Governmental Approvals are required in connection with the payments contemplated by Section 2;

(d) (i) acceptance by GlobeTel of this Agreement, together with the acceptance of the appropriate remittances of funds as set forth herein will not breach any applicable rules and regulations designed to avoid money laundering and (ii) all evidence of the identity of persons provided to GlobeTel is genuine and all related information furnished is accurate;

(e) VPN further acknowledges and agrees that any investment, directly or indirectly, in connection with this Agreement by or on behalf of the following persons or entities (each, a "Prohibited Investor") is prohibited and shall not be allowed by VPN: (i) a person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control ("OFAC"); (ii) a Foreign Shell Bank as defined under
Section 313 of the USA PATRIOT Act; (iii) a person or entity resident in or whose subscription funds are transferred from or through an account in a Non-Cooperative Jurisdiction (meaning any country or territory that has been designated as non-cooperative with international anti-money laundering principles or procedures by a United States intergovernmental group or organization; (iv) a person or entity whose name appears on any other list of prohibited persons and entities as may be mandated by applicable law or regulation; or (v) a person or entity whose name appears on any other list of prohibited persons and entities as may be provided to VPN by GlobeTel. VPN represents, warrants and covenants that neither VPN, nor any person controlling, controlled by, or under common control with VPN, nor any person having a beneficial interest in VPN, is a Prohibited Investor, and that VPN is not investing and will not invest in the joint venture and enterprise contemplated hereby on behalf of or for the benefit of any Prohibited Investor. VPN agrees to promptly notify GlobeTel of any change in information affecting this representation, warranty and covenant. VPN acknowledges that if GlobeTel reasonably believes that VPN is a Prohibited Investor, or has otherwise breached any representation, warranty or covenant hereunder, then GlobeTel may be obligated to cease further performance hereunder, including an obligation to make no additional investment in connection with the Project and/or to segregate the assets constituting the investment hereunder in accordance with applicable regulations, and VPN shall have no claim against GlobeTel (or its principals or affiliates) for any form of damages or liabilities as a result of any of the aforementioned actions; and,

(f) VPN further agrees that it shall follow Ethical Practices with respect to the conduct of its business and of the business of the joint venture contemplated hereby. "Ethical Practices" means the practices or procedures undertaken to ensure that none of VPN or any of its shareholders or any of their respective officers, directors, employees, shareholders or agents take any action, directly or indirectly, that would result in or would result in the furtherance of: (i) any offer, payment, promise to pay or authorization of the payment of any money, or other property, or any gift, promise to give, or authorization of the giving of anything of value to any government official, political party, public international organization or official thereof or any candidate for political office; or (ii) a violation of any applicable laws regarding corrupt practices.


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9.2 GLOBETEL'S REPRESENTATIONS AND WARRANTIES. GlobeTel represents and warrants to VPN as follows:

(a) GlobeTel has all requisite right, power and authority and full legal capacity to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by GlobeTel of this Agreement, and the consummation by GlobeTel of the transactions contemplated hereby, have been duly authorized by GlobeTel, and no other proceedings (corporate or otherwise) on the part of GlobeTel are necessary to authorize the execution and delivery by GlobeTel of this Agreement or the consummation by GlobeTel of the transactions contemplated hereby; and

(b) this Agreement has been duly executed and delivered by GlobeTel and (assuming due and valid authorization, execution and delivery hereof by VPN) is a valid and binding obligation of GlobeTel, enforceable against GlobeTel in accordance with its terms, and, when executed and delivered (and assuming due and valid authorization, execution and delivery thereof by VPN) will constitute a valid and binding obligation of GlobeTel enforceable against GlobeTel in accordance with its terms except enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect. affecting creditors' rights generally.

(c) it has sufficient capital to meet its financial and other obligations hereunder and no Governmental Approvals are required in connection with the payments contemplated by Section 2;

(d) (i) acceptance by VPN of this Agreement, together with the acceptance of the appropriate remittances of funds as set forth herein will not breach any applicable rules and regulations designed to avoid money laundering and (ii) all evidence of the identity of persons provided to VPN is genuine and all related information furnished is accurate;

(e) Globetel further acknowledges and agrees that any investment, directly or indirectly, in connection with this Agreement by or on behalf of the following persons or entities (each, a "Prohibited Investor") is prohibited and shall not be allowed by Globetel: (i) a person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control ("OFAC"); (ii) a Foreign Shell Bank as defined under
Section 313 of the USA PATRIOT Act; (iii) a person or entity resident in or whose subscription funds are transferred from or through an account in a Non-Cooperative Jurisdiction (meaning any country or territory that has been designated as non-cooperative with international anti-money laundering principles or procedures by a Mexican or United States intergovernmental group or organization; (iv) a person or entity whose name appears on any other list of prohibited persons and entities as may be mandated by Mexican or applicable law or regulation; or (v) a person or entity whose name appears on any other list of prohibited persons and entities as may be provided to GlobeTel by VPN. GlobeTel represents, warrants and covenants that neither GobeTel, nor any person controlling, controlled by, or under common control with GlobeTel, nor any person having a beneficial interest in GlobeTel, is a Prohibited Investor, and that GlobeTel is not investing and will not invest in the joint venture and enterprise contemplated hereby on behalf of or for the benefit of any Prohibited Investor. GlobeTel agrees to promptly notify VPN of any change in information affecting this representation, warranty and covenant. GlobeTel acknowledges that if VPN reasonably believes that GlobeTel is a Prohibited Investor, or has otherwise breached any representation, warranty or covenant hereunder, then VPN may be obligated to cease further performance hereunder, including an obligation to make no additional investment in connection with the Project and/or to segregate the assets constituting the investment hereunder in accordance with applicable regulations, and GlobeTel shall have no claim against VPN (or its principals or affiliates) for any form of damages or liabilities as a result of any of the aforementioned actions.


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(f) GlobeTel further agrees that it shall follow Ethical Practices with respect to the conduct of its business and of the business of the joint venture contemplated hereby. "Ethical Practices" means the practices or procedures undertaken to ensure that none of GlobeTel or any of its shareholders or any of their respective officers, directors, employees, shareholders or agents take any action, directly or indirectly, that would result in or would result in the furtherance of: (i) any offer, payment, promise to pay or authorization of the payment of any money, or other property, or any gift, promise to give, or authorization of the giving of anything of value to any government official, political party, public international organization or official thereof or any candidate for political office; or (ii) a violation of any applicable laws regarding corrupt practices.

10. TERMINATION AND DISSOLUTION.

10.1 TERMINATION. Following incorporation of the Company, this Agreement shall terminate automatically (without any action by any party) upon either party (or its permitted assigns) ceasing to hold any Shares. Articles 2, 4, 6, 7 and 8 and this Article 10 shall survive any expiration or termination of this Agreement or any project hereunder. In addition, this Agreement shall be terminated, and the Company dissolved, by:

      (a) Execution of a written agreement to that effect by both Parties;

      (b) the filing by either Party of a voluntary petition in bankruptcy or other proceeding analogous to bankruptcy in purpose or effect;

      (c) the filing against either Party by its creditors of a petition in bankruptcy or other proceeding analogous to bankruptcy in purpose or effect, that is not dismissed within 30 days after filing;

      (d) the appointment of a receiver or similar official for all or substantially all the assets of a Party; and,


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      (e) by resolution of the corresponding General Extraordinary Shareholders'
Meeting duly met.

10.2 TERMINATION OF AGREEMENT. This Agreement shall terminate if before the incorporation of the Company by the parties there is a default by either Party in performance of a material obligation under this Agreement that remains uncured for 30 days after the defaulting Party receives written notice of default from the other Party, or, in the event the default is disputed, remains uncured for 30 days after a decision from a court of competent jurisdiction compelling performance of the defaulted obligation. In addition, this Agreement may be terminated by written notification delivered by either Party to the other, informing the other Party about its decision to terminate this Agreement, with at least 30 calendar days prior to the effective termination date.

10.3 DISSOLUTION OF THE COMPANY. Either Party may call for the dissolution of the Company if the Parties fail to agree to material terms as shareholders and/or in the board of directors. including a disagreement between the shareholders about the viability of the ongoing business, then any Party shall tender its shares in the Company to the other Party at a price to be determined by valuation granted by publicly recognized firm of public accountants satisfactory to the Parties. Should this clause become effective, each Party will continue to render its services to the other Party for a period of 8 (eight) months.

11. MISCELLANEOUS

11.1 CONTROLLING LAW. This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the United Mexican States.

11.2 JURISDICTION. For all aspects related to the validity, interpretation and enforceability of this Agreement, along with the terms and conditions set forth herein, the Parties expressly and irrevocably consent to submit to the jurisdiction and competence of the courts of Mexico City, Federal District, United Mexican States, waiving any jurisdiction that may correspond to them by reason of their current or future domiciles.

11.3 LIMITATION OF LIABILITY. LIMITATION OF DAMAGES. EXCEPT FOR BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY UNDER ARTICLE 8, NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

11.4 EQUITABLE RELIEF. Each Party acknowledges that a breach by the other Party of any confidentiality or proprietary rights provision of this Agreement may cause the non- breaching Party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching Party may institute an action to enjoin the breaching Party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and a Party may seek the entry of an injunction enjoining any breach or threatened breach of those provisions, in addition to any other relief to which the non- breaching Party may be entitled at law or in equity.


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11.5 PENALTY. In the event that: (i) any of the Parties hereto fails to comply with any of its obligations hereunder due to its negligence or willful misconduct, (ii) any of the representations and warranties of any of the Parties results to be false or misleading in any respect, (iii) any Mexican Governmental Approval is revoked by negligence or willful misconduct of its holder, and (iv) there is any action, claim, process, suit, demand, etc., in connection with the rights, ownership or interest in the DECT and/or HotZone technology necessary for the Project Networks, then, this Agreement shall be automatically and immediately terminated without need of any notice or judicial resolution, and the defaulting Party shall pay the non-defaulting party a penalty, for an amount equal to the amount the defaulting Party has paid as capital contribution in the Company.

11.6 FORCE MAJEURE. Neither Party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that Party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties.

11.7 RELATIONSHIP OF PARTIES. The Parties are independent contractors under this Agreement, including a partnership, franchise, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither Party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other Party, until the Company is formed under the terms of this Agreement.

11.7 NO THIRD PARTY BENEFICIARIES. No provision of this Agreement is intended or shall be construed to confer upon or give to any third party.

11.8 NOTICES. Any notice required or permitted to be given by either Party under this Agreement shall be in writing and in the English language and shall be duly given (a) when delivered by hand or by a reputable overnight mail service (e.g., Federal Express), or (b) when successfully transmitted by fax (with a confirming copy of such communication to be sent as provided in the preceding sub-clause(a)), to the Project Manager of the other party and to the Parties' domiciles first written above. A copy of any notice to the Project Manager of GlobeTel shall simultaneously be sent to the following:

GlobeTel Communications Corp.
9050 Pines Blvd., Suite 255
Pembroke Pines, FL  33024
Attn: Jonathan Leinwand, General Counsel
Fax: (954) 272-0380

A copy of any notice to the Project Manager of VPN shall simultaneously be sent to the following: Av. Reforma No. 2608 Col. Lomas Altas, C.P. 11950 Mexico D.F.


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Any notice or other communication not received on a business day or received after 17:00 hours local time on a business day in the city of the recipient shall be deemed to be received on the next following business day in the city of the recipient.

It is agreed by the parties hereto that any change with respect to the addresses mentioned above, shall be notified to the other party in the same manner and terms as those provided herein, being understood that the breach of this provision by any party hereto, would cause that all notices given to the addresses mentioned above will have full force and effect.

11.9 ASSIGNMENT. Neither Party may assign its rights or delegate its obligations hereunder, either in whole or in Part, whether by operation of law or otherwise, without the prior written consent of the other Party. Any attempted assignment or delegation without consent will be null and void. However, GlobeTel may assign its rights hereunder to an affiliate of GlobeTel and VPN may assign its rights hereunder to an affiliate of VPN. The rights and liabilities of the Parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted assigns.

11.10 WAIVER AND MODIFICATION. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the Parties.

11.11 SEVERABILITY. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Parties (and shall remain enforceable in any other jurisdiction), and the remainder of this Agreement will continue in full force and effect.

11.12 HEADINGS. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement.

11.13 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.

11.14 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

GlobeTel Communications Corp.           VPN DE MEXICO, S.A. DE C.V.


By: /s/ Joe Monterossso                 By: /s/ Carlos Peralta Quintero
   ----------------------                  ----------------------------
    Joe Monterosso,                         Carlos Peralta Quintero,
    COO                                     CEO


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